EXHIBIT 99.06.01


                      [CC Pace Letterhead]







                      Officer's Certificate


      I,  Daniel  E. White, Senior Vice President  of  C.C.  Pace
Resources, Inc. ("Pace"), DO HEREBY CERTIFY that:

      Except as set forth in our supplemental update letter dated April 11, 1997, to our knowledge, since July 2, 1996, no event affecting our report entitled "Panda-Brandywine, L.P. Generating Facility Fuel Consultant's Report" (the "Fuel Consultant's Report") or the matters referred to therein has occurred which makes untrue or incorrect in any material respect, as of the date hereof, any information or statement contained in the Fuel Consultant's Report used in the Prospectus constituting part of the Registration Statement on Form S-1 by Panda Global Energy Company and Panda Global Holdings, Inc.

          WITNESS my hand this 7th day of August 1997.



                              By:    /s/ Daniel E. White
                              Name:  Daniel E. White
                              Title: Senior Vice President